UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2007
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16295 (Commission File Number)	75-2759650 (IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
General
     On September 17, 2007, Encore Energy Partners LP (the “Partnership”), a subsidiary of Encore Acquisition Company (“EAC”) in which EAC holds an aggregate 61% limited partner interest and a 2% general partner interest, closed its initial public offering (the “Offering”) of 9,000,000 common units representing limited partner interests in the Partnership (“Common Units”), which represented an approximate aggregate 37.4% equity interest in the Partnership. In connection with the closing of the Offering, EAC entered into certain agreements with the Partnership and other affiliates as described below.
Contribution, Conveyance and Assumption Agreement
     The description of the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) described under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.
Amended and Restated Administrative Services Agreement
     On September 17, 2007, EAC entered into an amended and restated administrative services agreement (the “Administrative Services Agreement”) with Encore Operating, L.P., a wholly owned subsidiary of EAC (“Encore Operating”), the Partnership, Encore Energy Partners GP LLC (the “General Partner”) and Encore Energy Partners Operating LLC (“OLLC”). As more fully described in the Partnership’s final prospectus (the “Prospectus”) dated September 11, 2007 (File No. 333- 142847) and filed on September 12, 2007 with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, Encore Operating will perform administrative services for the Partnership, such as accounting, corporate development, finance, land, legal and engineering. In addition, Encore Operating will provide all personnel and any facilities, goods and equipment necessary to perform these services and not otherwise provided by the Partnership. Encore Operating will receive an administrative fee of $1.75 per BOE of the Partnership’s production for such services and reimbursement of actual third-party expenses incurred on the Partnership’s behalf.
     In addition, Encore Operating will be entitled to retain any Council of Petroleum Accountants Societies (“COPAS”) overhead charges associated with drilling and operating wells that would otherwise be paid by non-operating interest owners to the operator of a well. COPAS is a professional organization of oil and gas accountants that maintains consistency in accounting procedures and interpretations, including the procedures that are part of most joint operating agreements. These procedures establish a drilling rate and an overhead rate to reimburse the operator of a well for overhead costs, such as accounting and engineering. Most joint operating agreements provide for an annual increase or decrease in the COPAS overhead rate for drilling and producing wells. The rate change, which occurs in April, is based on the change in average weekly earnings as measured by an index published by the United States Department of Labor, Bureau of Labor Statistics. The COPAS overhead cost is charged to all non-operating interest owners under a joint operating agreement each month.
     The Partnership will also reimburse EAC for any additional state income, franchise or similar tax paid by EAC resulting from the inclusion of the Partnership (and its subsidiaries) in a combined state income, franchise or similar tax report with EAC as required by applicable law. The amount of any such reimbursement will be limited to the tax that the Partnership (and its subsidiaries) would have paid had it not been included in a combined group with EAC.
     A copy of the Administrative Services Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated in this Item 1.01 by reference.
Second Amended and Restated Agreement of Limited Partnership of the Partnership
     On September 17, 2007, in connection with the Offering, EAC entered into an amendment of the Partnership’s First Amended and Restated Agreement of Limited Partnership. A description of the Second Amended and Restated Agreement of Limited Partnership is contained in the section entitled “The Partnership Agreement” of the Prospectus and is incorporated herein by reference. A copy of the Second Amended and Restated Agreement of Limited Partnership as adopted is filed as Exhibit 10.3 to this Form 8-K and is incorporated in this Item 1.01 by reference.
Relationships
     Each of Encore Operating, the Partnership, the General Partner and the other parties to the Contribution Agreement and the Administrative Services Agreement are subsidiaries of EAC. As a result, certain individuals, including officers and directors of EAC and the General Partner, serve as officers and/or directors of more than one of such entities. The General Partner holds a 2% general partner interest in the Partnership.
     The underwriters of the Offering and their affiliates may from time to time in the future engage in transactions with the Partnership and perform services for EAC or the Partnership in the ordinary course of their business. In addition, some of the underwriters have engaged in, and may in the future engage in, transactions with EAC and perform services for EAC in the ordinary course of their business. An affiliate of UBS Securities LLC is a lender under EAC’s revolving credit facility and Royal Bank of Canada, an affiliate of RBC Capital Markets Corporation, is a lender under the Partnership’s revolving credit facility and a lender under EAC’s revolving credit facility. Accordingly, Royal Bank of Canada will receive a portion of the proceeds from the Offering through the Partnership’s repayment of indebtedness under its revolving credit facility.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Contribution, Conveyance and Assumption Agreement
     On September 17, 2007, EAC entered into the Contribution Agreement with the Partnership, the General Partner, Encore Operating, Encore Partners LP Holdings LLC and OLLC, as contemplated by the Prospectus. At the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution Agreement:
•	Encore Operating transferred the Permian Basin assets, as described in the Prospectus, to the Partnership in exchange for 4,043,478 Common Units; and

•	EAC agreed to indemnify the Partnership for certain environmental liabilities, tax liabilities and title defects, as well as defects relating to retained assets and liabilities, occurring or existing before the closing.
     These transfers and distributions were made in a series of steps outlined in the Contribution Agreement. As noted in Item 1.01 above, EAC has certain relationships with certain parties to the Contribution Agreement.
     Pending the receipt of certain governmental and third-party consents to the transfer of certain leases, Encore Operating will continue to hold title to these leases and will enter into an operations and proceeds agreement with OLLC related to these leases. Under the operations and proceeds agreement, Encore Operating will conduct the operations related to these leases. Any net profit relating to these leases will be payable by Encore Operating to OLLC, and any net loss relating to these leases will be payable by OLLC to Encore Operating. In connection with the issuance of the Common Units by the Partnership in exchange for the Permian Basin assets, the Offering and the exercise of the Underwriters’ option to purchase additional Common Units, the General Partner will exchange such number of Common Units for general partner units as is necessary to enable it to maintain its 2% general partner interest. The General Partner will receive the Common Units to be contributed through capital contributions from EAC and its subsidiaries of Common Units they currently own.
     A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 2.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

10.1	Contribution, Conveyance and Assumption Agreement dated as of September 17, 2007 by and among Encore Energy Partners LP, Encore Energy Partners GP LLC, Encore Acquisition Company, Encore Operating, L.P., Encore Partners GP Holdings LLC, Encore Partners LP Holdings LLC and Encore Energy Partners Operating LLC.

10.2	Amended and Restated Administrative Services Agreement dated as of September 17, 2007 by and among Encore Energy Partners LP, Encore Energy Partners GP LLC, Encore Energy Partners Operating LLC, Encore Operating, L.P. and Encore Acquisition Company.

10.3	Second Amended and Restated Agreement of Limited Partnership of Encore Energy Partners LP.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: September 21, 2007	By:	/s/ Robert C. Reeves
Robert C. Reeves
Senior Vice President, Chief Financial Officer and Treasurer